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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) MARCH 7, 1997
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                                  P-COM, INC.
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               (Exact name of registrant as specified in charter)


     DELAWARE                         0-25356           77-02893711
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(State or other jurisdiction         (Commission         (IRS Employer
    of incorporation)                File Number)     Identification No.)


3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA                 95008
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   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code    (408) 866-3666
                                                      --------------


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)
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Item 2    ACQUISITION OR DISPOSITION OF ASSETS
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     (a) On March 7, 1997, P-COM, Inc., a Delaware corporation ("P-COM"), purchased substantially all of the assets of Columbia Spectrum Management, LP, a Delaware limited partnership ("CSM") (the "Asset Purchase"), pursuant to an Asset Purchase Agreement, filed as Exhibit 7(c)(2) to this report, by and among P-COM, CSM and all partners of CSM (the "Purchase Agreement").

          The assets acquired in the Asset Purchase include service contracts, intellectual property, goodwill and related property. CSM's primary facilities are located in Vienna, Virginia. The consideration for the Asset Purchase equalled Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) consisting of Eight Million Dollars ($8,000,000) in cash and Three Hundred Ninety Eight Thousand Three Hundred Six (398,306) shares of P-COM Common Stock. The acquisition will be accounted for using the purchase method of accounting with goodwill amortization. It is not currently anticipated that this accounting treatment will have a material adverse effect on the consolidated financial results of P-COM for the year ended December 31, 1997. The cash consideration used for the acquisition consisted of cash generated by operations and from the net proceeds received by P-COM from the public offering of shares of P-COM Common Stock consummated in May 1996. The basis for determining the amount of consideration paid by P-COM in the Asset Purchase was negotiated between unrelated parties. In connection with the Asset Purchase, P-COM, CSM, and all the partners of CSM also entered into a Registration Rights Agreement, filed as Exhibit 7(c)(4) hereto, whereby P-COM has agreed to file a registration statement covering the Common Stock issued in the Asset Purchase, such registration statement to be effective on or before July 31, 1997. The description of the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the definitive agreements, filed as a exhibits hereto.

     (b) Prior to the Asset Purchase, CSM was in the business of providing market and systems analysis, frequency planning, negotiation services, program management, and turnkey relocation encompassing all of the above for the cellular, business by-pass, and Personal Communications Systems ("PCS") industry. P-COM intends to continue these operations at CSM's headquarters in Vienna, Virginia for at least the next two years.

Item 7    FINANCIAL STATEMENTS AND EXHIBITS
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     (a) Financial Statements of Business Acquired.  As of the date of filing of
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this initial report, there are no audited financial statements available relating to CSM that would meet the rules required by this form. Price Waterhouse LLP, certified public accountants of P-COM, is currently preparing audited financial statements of CSM for P-COM. These audited financial statements will be filed as an amendment on Form 8 to this initial report as soon as practicable.

     (b) Pro Forma Financial Information.  Pro forma financial information is
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currently being prepared and will be filed as an amendment to this initial report as soon as practicable.
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     (c) Exhibit.  The following documents are filed as exhibits to this report:
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               1. Exhibit 7(c)(2) - Asset Purchase Agreement, dated February
                  12, 1997, by and among P-COM, CSM and the partners of CSM (Exhibit 5.8, the Registration Rights Agreement, is filed as
                  Exhibit 7(c)(4) hereto, all other exhibits are immaterial and have been excluded, as well as all schedules; such exhibits and schedules will be furnished supplementally upon request by the Securities and Exchange Commission).

               2. Exhibit 7(c)(4) - Registration Rights Agreement, dated March
                  7, 1997, by and among P-COM, CSM and the partners of CSM.

               3. Exhibit 7(c)(99) - Press Release, dated February 12, 1997, issued by P-COM announcing the signing of the Asset Purchase Agreement.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              P-COM, INC.
                              -----------
                              (Registrant)

Date:  March 21, 1997                    By: /s/ Michael J. Sophie
                                            ________________________________

                              Name:  Michael J. Sophie

                              Title:     Vice President, Finance and
                                         Administration and Chief Financial
                                         Officer
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                                 EXHIBIT INDEX


     Exhibit
     -------

     7(c)(2) Asset Purchase Agreement, dated February 12, 1997, by and among P-COM, Inc., Columbia Spectrum Management LP, and all partners of Columbia Spectrum Management LP.

     7(c)(4) Exhibit 7(c)(4) - Registration Rights Agreement, dated March 7, 1997, by and among P-COM, Inc., Columbia Spectrum Management LP, and all partners of Columbia Spectrum Management LP.

     7(c)(99) Press Release, dated February 12, 1997, issued by P-COM announcing the signing of the Asset Purchase Agreement.